Filed Pursuant to Rule 433
Dated 09/12/06
Registration Statement No. 333-132201


5 NC 2-year US MTN Note
Final Terms and Conditions


Summary Terms

Issuer:Toyota Motor Credit Corporation ("TMCC") (Aaa/AAA)

Underwriter:Deutsche Bank Securities Inc. ("DBSI")

Documentation:US MTN Program

Denominations:10,000 x 1,000

Launch Date:September 12, 2006

Settlement Date:September 22, 2006

Maturity Date:September 22, 2011

Issue Size:USD 150,000,000

Issue Price:100.00%

Proceeds:100.00% (100% of issue size equals USD 150,000,000)

Fixed Price Reoffer:100.00%

Coupon:5.50%

Payment Dates:Interest on the Notes will be payable on March 22, 2007 and semi-annually thereafter on 9/22 and 3/22

Call Feature:The Notes will be callable in whole at par on September 22, 2008 and semi- annually thereafter

Call Notification:10 calendar days notification on the Notes

Daycount Fraction:30 / 360, following unadjusted

Governing Law:New York

CUSIP:89233PZF6

Business Days:New York

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Web site of the Securities and Exchange Commission at www.sec.gov. Alternatively, an underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611.